                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                           --------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) APRIL 30, 1997

                      DATA PROCESSING RESOURCES CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



         CALIFORNIA                     0-27612                 95-3931443
(State or other jurisdiction          (Commission            (I.R.S. Employer
      of incorporation)              file number)           Identification No.)

  4400 MAC ARTHUR BOULEVARD, SUITE 600
           NEWPORT BEACH, CA                                       92660
(Address of principal executive offices)                         (Zip Code)

       Registrant's telephone number, including area code: (714) 553-1102


 NOT APPLICABLE (Former name or former address, if changed since last report.)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         (a) On April 30, 1997, Data Processing Resources Corporation ("DPRC") acquired by merger, as a wholly owned subsidiary, Computec International Strategic Resources, Inc., a California corporation ("Computec"). Immediately prior to the merger, all of the outstanding capital stock of Computec was held by Christopher W. Lancashire, Alicia
         R. Lancashire and Merrill Lynch Trust Company of California, a California corporation, as Trustee of The Lancashire Charitable Remainder Unitrust (collectively, the "Shareholders").

                  Under the terms of the merger agreement, the Shareholders received $28,177,000, consisting of $19,047,000 in cash and 677,880 shares of DPRC common stock, valued at $9,130,000 (computed using a value of DPRC's common stock of $13,042,000, less an adjustment of $3,912,000 to reflect the impact of restrictions on disposition of the stock). In addition, the Shareholders have a right to receive certain additional consideration contingent upon Computec's adjusted earnings before interest and taxes through December 31, 1998. The consideration was based on a multiple of adjusted earnings before interest and taxes on a 12 month trailing basis. A final determination of such consideration was arrived at by means of arm's length bargaining among the parties to the merger agreement. This transaction is to be accounted for as a purchase.

                  Under the merger agreement, the Shareholders have certain registration rights with respect to the 677,880 shares of DPRC common stock they have received, and any additional shares of DPRC common stock which they might receive as additional consideration.

                  At the time of the acquisition, there was no material relationship between Computec (including its officers, directors and shareholders) and DPRC or any of its affiliates, or any director or officer of DPRC, or any associate of any such officer or director.

                  DPRC used a portion of the proceeds obtained from its second public offering of securities to pay the cash portion of the purchase price. No funds were required to be borrowed.

         (b) At the time of the merger, Computec was engaged in the information technology staffing business, which it operated from four facilities: one in Glendale, California and three international recruiting offices in London and Southport, England and Sydney, Australia. DPRC presently intends to continue to engage in the information technology staffing business in substantially the same manner and for the same purposes.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

         (A)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

                  The annual audited financial statements of Computec, prepared in accordance with Regulation S-X, consisting of the balance sheets as of December 31, 1995 and 1996 and the statements of income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1996 together with the corresponding Independent Auditors' Report filed with this report are listed in the Index to Financial Statements on page F-1 of this report.

         (B)      PRO FORMA FINANCIAL INFORMATION.

                  The pro forma financial statements for the consolidated companies filed with this report are listed in the Index to the Financial Statements on page F-1 of this report.


         (C)      EXHIBITS.

                  The following exhibits are filed herewith:

               Exhibit No.                 Document
               -----------                 --------
                  2.1      Agreement and Plan of Merger dated April 29, 1997, by
                           and among Data Processing Resources Corporation, DPRC
                           Acquisition Corp., Computec International Strategic
                           Resources, Inc., Christopher W. Lancashire, Alicia R.
                           Lancashire and Merrill Lynch Trust Company of
                           California, as Trustee of The Lancashire Charitable
                           Remainder Unitrust (without exhibits or schedules
                           attached thereto).

                  2.2 Registration Rights Agreement dated April 29, 1997, by and among Data Processing Resources Corporation,
                           Christopher W. Lancashire and Alicia R. Lancashire.

                  10.1 Employment Agreement dated April 29, 1997, by and between DPRC Acquisition Corp. and Christopher W.
                           Lancashire

                  99.1     Text of Press Release dated April 30, 1997.

                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               DATA PROCESSING RESOURCES CORPORATION


Date:  May 15, 1997            By:    /s/ Michael A. Piraino
     ----------------            -----------------------------------------------

                               Michael A. Piraino, Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

                          INDEX TO FINANCIAL STATEMENTS

PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS OF REGISTRANT (UNAUDITED)
---------------------------------------------------------------------

Pro forma Consolidated Balance Sheet as of January 31, 1997 (Unaudited)                                        F-2

Pro forma Consolidated Statements of Income for the Six Months Ended
January 31, 1997 and for the Year Ended July 31, 1996 (Unaudited)                                       F-3 to F-4

Notes to Pro forma Consolidated Financial Statements (Unaudited)                                        F-5 to F-6

HISTORICAL FINANCIAL STATEMENTS OF COMPUTEC INTERNATIONAL STRATEGIC RESOURCES, INC.
-----------------------------------------------------------------------------------

Independent Auditors' Report                                                                                   F-7

Balance Sheets as of December 31, 1995 and 1996                                                                F-8

Statements of Income for the Years Ended December 31, 1994, 1995 and 1996                                      F-9

Statements of Shareholders' Equity for the Years Ended December 31, 1994, 1995 and 1996                       F-10

Statements of Cash Flows for the Years Ended December 31, 1994, 1995 and 1996                                 F-11

Notes to Financial Statements                                                                         F-12 to F-16

                      DATA PROCESSING RESOURCES CORPORATION
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                 (IN THOUSANDS)

                                                    DPRC      COMPUTEC
                                                    AS OF       AS OF
                                                 JANUARY 31, DECEMBER 31,     PRO FORMA        PRO FORMA
                                                    1997        1996         ADJUSTMENTS        COMBINED
                                                   -------     -------       -----------        --------
                                                 (UNAUDITED)                 (UNAUDITED)      (UNAUDITED)
ASSETS
Current assets:
      Cash and cash equivalents                    $42,682     $   470        $ (19,047)(a)     $ 24,105
      Accounts receivable, net                      14,437       2,869                -           17,306
      Prepaid taxes                                      -          53                -               53
      Other current assets                             825         274                -            1,099
                                                   -------     -------        ---------         --------

                  Total current assets              57,944       3,666          (19,047)          42,563
Property, net                                        1,199         240                -            1,439
Other assets                                            63          23                -               86
Intangible assets                                   31,398           -           26,177(a)        57,575
                                                   -------     -------        ---------         --------
                                                   $90,604     $ 3,929        $   7,130         $101,663
                                                   =======     =======        =========         ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
      Accounts payable and accrued liabilities     $ 5,659     $   660        $     820 (a)     $  7,139
      Income taxes payable                             432         126                -              558
      Deferred taxes                                     -          80                -               80
                                                   -------     -------        ---------         --------
                  Total current liabilities          6,091         866              820            7,777
Long-term deferred taxes                                 -         243                               243

Shareholders' equity:
      Common stock                                  80,093          50              (50)(a)
                                                                                  9,130 (a)       89,223
      Additional paid-in capital                     1,636           -                             1,636
      Retained earnings                              2,784       2,770           (2,770)(a)        2,784
                                                   -------     -------        ---------         --------
                  Total shareholders' equity        84,513       2,820            6,310           93,643
                                                   -------     -------        ---------         --------
                                                   $90,604     $ 3,929        $   7,130         $101,663
                                                   =======     =======        =========         ========

      See accompanying Notes to Pro Forma Consolidated Financial Statements

                      DATA PROCESSING RESOURCES CORPORATION
                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                                   (unaudited)
                    (In thousands, except per share amounts)


                                                      DPRC             COMPUTEC
                                                 SIX MONTHS ENDED  SIX MONTHS ENDED    PRO FORMA       PRO FORMA
                                                 JANUARY 31, 1997  DECEMBER 31, 1996  ADJUSTMENTS       COMBINED
                                                 ----------------  -----------------  -----------      ----------
Revenues                                             $43,911             $9,957        $      -         $ 53,868
Cost of professional services                         33,606              6,203               -           39,809
                                                     -------             ------        --------         --------
Gross margin                                          10,305              3,754               -           14,059
Selling, general and administrative expenses           6,518              1,992             524(b)         9,034
                                                     -------             ------        --------         --------

Operating income                                       3,787              1,762            (524)           5,025
Interest (expense) income, net                           326                  -            (368)(c)          (42)
                                                     -------             ------        --------         --------

Income before provision for income taxes               4,113              1,762            (892)           4,983
Provision for income taxes                             1,604                 51             575(d)         2,230
                                                     -------             ------        --------         --------
Net income                                           $ 2,509             $1,711        $ (1,467)        $  2,753
                                                     =======             ======        ========         ========

Net income per share                                 $  0.32                                            $   0.32
                                                     =======                                            ========

Weighted average common and common
          equivalent shares                            7,965                                678(e)         8,643
                                                     =======                           ========         ========


      See accompanying Notes to Pro Forma Consolidated Financial Statements

                      DATA PROCESSING RESOURCES CORPORATION
                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                    (In thousands, except per share amounts)



                                                      DPRC             COMPUTEC
                                                FISCAL YEAR ENDED  12 MONTHS ENDED    PRO FORMA        PRO FORMA
                                                  JULY 31, 1996      JUNE 30, 1996    ADJUSTMENTS      COMBINED
                                                  -------------      -------------    -----------     -----------
                                                                       (UNAUDITED)    (UNAUDITED)     (UNAUDITED)
Revenues                                             $ 58,145            $17,322       $      -         $ 75,467
Cost of professional services                          45,918             10,507              -           56,425
                                                     --------            -------       --------         --------
Gross margin                                           12,227              6,815              -           19,042
Selling, general and administrative expenses            6,719              3,511          1,047(b)        11,277
                                                     --------            -------       --------         --------

Operating income                                        5,508              3,304         (1,047)           7,765
Interest (expense) income, net                           (162)                 -           (735)(c)         (897)
                                                     --------            -------       --------         --------

Income before provision for income taxes                5,346              3,304         (1,782)           6,868
Provision for income taxes                              2,096                608            462(d)         3,166
                                                     --------            -------       --------         --------
Net income                                           $  3,250            $ 2,696       $ (2,244)        $  3,702
                                                     ========            =======       ========         ========

Net income per share                                 $   0.54                                           $   0.55
                                                     ========                                           ========

Weighted average common and common
          equivalent shares                             6,039                               678(e)         6,717
                                                     ========                          ========         ========


      See accompanying Notes to Pro Forma Consolidated Financial Statements

                      DATA PROCESSING RESOURCES CORPORATION
              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

1.  UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

         On April 30, 1997, Data Processing Resources Corporation ("DPRC") acquired by merger Computec International Strategic Resources, Inc. ("Computec"). Under the terms of the definitive merger agreement, the purchase price consisted of $19.6 million in cash and 677,880 shares of restricted DPRC common stock plus an earnout contingent upon Computec's earnings before interest and taxes through December 31, 1998. For purposes of this presentation, the shares of common stock were valued at $9,130,000 after adjustment to reflect securities law restrictions on disposal of the stock. Under the merger agreement, Computec has certain registration rights with respect to the 677,880 shares of DPRC common stock it received in the acquisition.


         The unaudited pro forma consolidated balance sheet and statements of income give effect on a purchase accounting basis to the acquisition of Computec. The pro forma consolidated balance sheet as of January 31, 1997 has been prepared by combining the consolidated balance sheet of DPRC as of January 31, 1997 with the balance sheet of Computec as of December 31, 1996. The pro forma consolidated statement of income for the six months ended January 31, 1997 has been prepared by combining the consolidated statement of income of DPRC for the six months ended January 31, 1997 with the statement of income of Computec for the six months ended December 31, 1996. The pro forma consolidated statement of income for the fiscal year ended July 31, 1996 has been prepared by combining the consolidated statement of income of DPRC for the fiscal year ended July 31, 1996 with the statement of income of Computec for the twelve months ended June 30, 1996.

         The pro forma consolidated balance sheet as of January 31, 1997 assumes that the acquisition occurred on January 31, 1997. The pro forma consolidated statements of income for the six months ended January 31, 1997 and for the fiscal year ended July 31, 1996 assume that the acquisition occurred on August 1, 1995. The pro forma consolidated balance sheet and statements of income do not purport to represent the results of operations or financial position of DPRC had the transaction and events assumed therein occurred on the dates specified, nor are they necessarily indicative of the results of operations that may be achieved in the future. The pro forma adjustments are based on management's preliminary assumptions regarding purchase accounting adjustments. The actual allocation of the purchase price will be adjusted to the extent that actual amounts differ from management's estimates in accordance with FAS No. 38, "Accounting for Preacquisition Contingencies of Purchased Enterprises".

         The pro forma consolidated financial information is based upon certain assumptions and adjustments described in the notes to the pro forma consolidated financial statements. The pro forma consolidated financial information should be read in conjunction with (a) the historical consolidated financial statements, and related notes, of DPRC contained in DPRC's quarterly report on Form 10-Q for the quarter ended January 31, 1997 and in DPRC's registration statement on Form S-1 (Registration No. 333-18719) originally filed with the Commission under the Securities Act of 1933, as amended, on December 24, 1996, as amended by Amendment No. 1 to such registration statement filed with the Commission on January 7, 1997 and
    (b) Computec's historical financial statements referenced on page F-1 of this report.

                      DATA PROCESSING RESOURCES CORPORATION
              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

2.  PRO FORMA ADJUSTMENTS

         The following items describe the pro forma adjustments made to reflect the acquisition by merger of Computec:

         a) To record the allocation of the purchase price and other purchase accounting adjustments as follows:

         Cash                                                  $19,047,000
         Common Stock                                            9,130,000
                                                               -----------
         Total Purchase Price                                   28,177,000
         Net assets acquired                                    (2,820,000)
         Estimated acquisition costs related to Computec           820,000
                                                               -----------
         Excess of purchase price over net assets acquired     $26,177,000
                                                               ===========

         The excess of purchase price over net assets acquired was allocated to intangible assets in the consolidated balance sheet.

         b) To record amortization related to the intangible assets based on the straight line method over twenty-five years.

         c) To record the reduction in interest income or increase in interest expense due to the loss of the use of cash used in the acquisition of Computec.

         d) To record the tax effect of the pro forma adjustments and a tax provision in lieu of tax expense related to the business of Computec.

         e) Represents the issuance of 677,880 shares of common stock in the acquisition of Computec.

2.  PRO FORMA WEIGHTED AVERAGE SHARES OUTSTANDING

              Pro forma weighted average shares outstanding assumes as outstanding the 677,880 new shares issued by DPRC required to consummate the acquisition of Computec.

INDEPENDENT AUDITORS' REPORT



To the Board of Directors and Shareholders of Computec International Strategic Resources, Inc.:


We have audited the accompanying balance sheets of Computec International Strategic Resources, Inc. (the Company) as of December 31, 1995 and 1996, and the related statements of income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Computec International Strategic Resources, Inc. at December 31, 1995 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP

March 14, 1997
(April 29, 1997 as to Note 8)

COMPUTEC INTERNATIONAL STRATEGIC RESOURCES, INC.



BALANCE SHEETS
AS OF DECEMBER 31, 1995 AND 1996
--------------------------------------------------------------------------------


                                                           1995                  1996

ASSETS

CURRENT ASSETS:
Cash                                                   $   621,667          $   470,073
Accounts receivable                                      1,884,959            2,869,089
Prepaid expenses and other current assets                  345,355              326,830
Deferred income taxes (Note 5)                              40,281
                                                       -----------          -----------

    Total current assets                                 2,892,262            3,665,992

PROPERTY:
Buildings and improvements                                  75,516              103,200
Furniture and fixtures                                      73,126               59,758
Equipment                                                  143,185              175,976
Leasehold improvements                                      93,411               14,970
                                                       -----------          -----------

                                                           385,238              353,904
Less accumulated depreciation and amortization            (123,966)            (113,449)
                                                       -----------          -----------

    Property, net                                          261,272              240,455

OTHER ASSETS                                                 2,500               23,091
                                                       -----------          -----------

                                                       $ 3,156,034          $ 3,929,538
                                                       ===========          ===========



                                                          1995                 1996

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued liabilities (Note 3)      $   490,890          $   786,482
Note payable to shareholders                                48,453
Deferred income taxes (Note 5)                                                   80,218
                                                       -----------          -----------

    Total current liabilities                              539,343              866,700

DEFERRED INCOME TAXES (Note 5)                             397,236              243,025

COMMITMENTS AND CONTINGENCIES (Note 6)

SHAREHOLDERS' EQUITY (Note 8):
Common stock; 50,000 shares authorized;
  50,000 shares issued and outstanding                      50,000               50,000
Retained earnings                                        2,169,455            2,769,813
                                                       -----------          -----------

    Total shareholders' equity                           2,219,455            2,819,813
                                                       -----------          -----------




                                                       $ 3,156,034          $ 3,929,538
                                                       ===========          ===========




See accompanying notes to financial statements.

COMPUTEC INTERNATIONAL STRATEGIC RESOURCES, INC.

STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996
--------------------------------------------------------------------------------


                                                                1994               1995                1996
REVENUES                                                    $ 7,693,801         $14,240,511         $19,304,747

COST OF PROFESSIONAL SERVICES                                 4,972,999           8,750,671          11,809,889
                                                            -----------         -----------         -----------

GROSS MARGIN                                                  2,720,802           5,489,840           7,494,858

SELLING, GENERAL AND
  ADMINISTRATIVE EXPENSES (Note 6)                            2,119,580           3,157,896           3,734,601
                                                            -----------         -----------         -----------

INCOME BEFORE PROVISION FOR
  INCOME TAXES                                                  601,222           2,331,944           3,760,257

PROVISION FOR INCOME TAXES (Note 5)                             275,895             992,041             102,853
                                                            -----------         -----------         -----------

NET INCOME                                                  $   325,327         $ 1,339,903         $ 3,657,404
                                                            ===========         ===========         ===========



See accompanying notes to financial statements.

COMPUTEC INTERNATIONAL STRATEGIC RESOURCES, INC.

STATEMENTS OF SHAREHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996
--------------------------------------------------------------------------------



                                                COMMON STOCK
                                          -------------------------              RETAINED
                                          SHARES              AMOUNT             EARNINGS               TOTAL

BALANCE, January 1, 1994                  50,000              $50,000          $   504,225         $   554,225

Net income                                                                         325,327             325,327
                                         -------              -------          -----------         -----------
BALANCE, December 31, 1994                50,000               50,000              829,552             879,552

Net income                                                                       1,339,903           1,339,903
                                         -------              -------          -----------         -----------

BALANCE, December 31, 1995                50,000               50,000            2,169,455           2,219,455

Net income                                                                       3,657,404           3,657,404

Distribution to shareholders                                                    (3,057,046)         (3,057,046)
                                         -------              -------          -----------         -----------

BALANCE, December 31, 1996                50,000              $50,000          $ 2,769,813         $ 2,819,813
                                         =======              =======          ===========         ===========


See accompanying notes to financial statements.

COMPUTEC INTERNATIONAL STRATEGIC RESOURCES, INC.

STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996
--------------------------------------------------------------------------------


                                                                       1994              1995              1996

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                           $ 325,327        $1,339,903        $3,657,404
Adjustments to reconcile net income to net cash
  provided by operating activities:
  Depreciation and amortization                                         29,698            39,889            50,374
  Deferred income taxes                                                258,405          (184,552)          (33,712)
  Changes in operating assets and liabilities:
    Accounts receivable                                               (357,770)         (617,396)         (984,130)
    Prepaid expenses and other assets                                 (180,135)         (159,806)           (2,066)
    Accounts payable and accrued liabilities                            11,732           335,822           295,592
                                                                     ---------        ----------        ----------

      Net cash provided by operating activities                         87,257           753,860         2,983,462


CASH FLOWS FROM INVESTING ACTIVITIES -
  Purchase of property                                                 (69,406)         (208,430)         (245,070)


CASH FLOWS FROM FINANCING ACTIVITIES:
Note payable to shareholders                                                 -            48,453           (48,453)
Distribution to shareholders                                                 -                 -        (2,841,533)
                                                                     ---------        ----------        ----------

      Net cash (used in) provided by financing activities              (69,406)           48,453        (2,889,986)


NET INCREASE (DECREASE) IN CASH                                         17,851           593,883          (151,594)

CASH, beginning of year                                                  9,933            27,784           621,667
                                                                     ---------        ----------        ----------

CASH, end of year                                                    $  27,784        $  621,667        $  470,073
                                                                     =========        ==========        ==========

SUPPLEMENTAL INFORMATION -
  Cash paid for income taxes                                         $   4,390        $1,093,695        $  215,602
                                                                     =========        ==========        ==========


NONCASH INFORMATION -
During July 1996, the Company distributed $3,057,046 of cash and certain assets to the shareholders. The assets were distributed at their net book value of $215,513 and no gain/loss was recognized upon distribution.


See accompanying notes to financial statements.

COMPUTEC INTERNATIONAL STRATEGIC RESOURCES, INC.

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996
--------------------------------------------------------------------------------

1.      GENERAL

        Business - Computec (the Company), which was incorporated in the State of California on January 1, 1988, is a leading specialty staffing company providing information technology personnel services principally to major corporations.


2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        Property - The cost of buildings and improvements, furniture, fixtures and equipment is depreciated using the straight-line method based on the estimated useful lives of the related assets, 25 years and generally three to five years. Leasehold improvements are amortized over the lesser of five years or the life of the lease.

        Revenue Recognition - The Company recognizes revenue as services are performed.

        Income Taxes - The Company provides for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. SFAS No. 109 is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. In estimating future tax consequences, the Company generally considers all expected future events other than enactments of changes in the tax laws or rates.

        Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles necessarily requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and related disclosures at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates.


3.      ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

        Accounts payable and accrued liabilities consist of the following at December 31:


                                                                               1995            1996
        Accounts payable                                                      $185,241     $134,483
        Accrued salaries, bonuses and related benefits                          83,901      307,798
        Other accrued expenses                                                 221,748      344,201
                                                                              --------     --------
                                                                              $490,890     $786,482
                                                                              ========     ========

COMPUTEC INTERNATIONAL STRATEGIC RESOURCES, INC.

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996 (Continued)
--------------------------------------------------------------------------------

4.      EMPLOYEE BENEFIT PLANS

        The Company has a retirement savings plan (the Plan) which qualifies under Section 401(k) of the Internal Revenue Code (IRC). Eligible employees may contribute up to 20%, but not to exceed the amount allowed by the IRC, of their annual compensation, as defined by the Plan. Company contributions are fully discretionary, and no Company contributions have been made to the Plan.


5.      INCOME TAXES

        Prior to 1996, the Company was taxed as a C corporation and was subject to normal statutory rates. Effective January 1, 1996, the Company elected to be taxed as an S corporation under the rules of the IRC, whereby the income and expense items are normally included in the personal tax returns of the stockholders.

        Effective January 1, 1995, the Company changed its method of accounting for tax purposes from the cash method to the accrual method. As a result of the change, the Company is required to amortize the net adjustment related to this change in accounting method into taxable income over six years. This net adjustment is a built-in gain item and is subject to a corporate level federal tax of 35%. Accordingly, the Company is subject to the built-in gains tax in 1996. In addition, the Company will continue to be subject to built-in gains over the next three years in connection with the amortization of the cash to accrual adjustment as long as it remains an S Corporation.

        The provision for income taxes in 1996 in the accompanying statements of income results from the built-in gains tax and California income taxes at a statutory rate of 1.5%.

        The provision for income taxes includes the following at fiscal year ended December 31:


                                                          1994             1995             1996
        Current:
          Federal                                       $  9,770       $  940,026         $ 77,608
          State                                            7,720          236,567           58,957
                                                        --------       ----------         --------

                                                          17,490        1,176,593          136,565
        Deferred:
          Federal                                        199,417         (154,696)          49,693
          State                                           58,988          (29,856)         (83,405)
                                                        --------       ----------         --------

                                                         258,405         (184,552)         (33,712)
                                                        --------       ----------         --------

        Provision for income taxes                      $275,895       $  992,041         $102,853
                                                        ========       ==========         ========


COMPUTEC INTERNATIONAL STRATEGIC RESOURCES, INC.

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996 (CONTINUED)
--------------------------------------------------------------------------------

A reconciliation of the Company's effective tax rate compared to the statutory federal tax rate is as follows at December 31:

                                                                   1994        1995       1996
Income taxes at statutory federal rate                             35.0%       35.0%      35.0%
State taxes, net of federal benefit                                 7.3         5.6        0.4
Meals and entertainment                                             4.5         1.2
S corporation income not subject to federal tax                                          (33.1)
Other                                                               1.1         1.7        0.2
Benefit of graduated rates                                         (2.0)       (1.0)       0.3
                                                                  -----       -----      -----

                                                                   45.9%       42.5%       2.8%
                                                                  =====       =====       ====

The Company provides deferred income taxes for temporary differences between assets and liabilities recognized for financial reporting and income tax purposes. As discussed above, the Company changed its tax status to an S corporation for federal tax purposes. As such, all federal deferred taxes are the responsibility of the shareholders.

The income effects of these temporary differences representing significant portions of deferred tax assets and deferred tax liabilities are as follows at December 31:

                                                                       1995             1996
State income taxes                                                $   113,148       $        -
Accrual to cash adjustment                                            (94,791)         (80,933)
Vacation accrual                                                       21,924              715
                                                                  -----------       ----------

  Net current deferred tax asset (liability)                      $    40,281       $  (80,218)
                                                                  ===========       ==========

Accrual to cash adjustments                                       $  (379,166)      $ (242,799)
Depreciation                                                          (18,070)            (226)
                                                                  -----------       ----------

  Net long-term deferred tax liability                            $  (397,236)      $ (243,025)
                                                                  ===========       ==========

COMPUTEC INTERNATIONAL STRATEGIC RESOURCES, INC.

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996 (Continued)
--------------------------------------------------------------------------------

6.      COMMITMENTS AND CONTINGENCIES

        Operating Leases - The Company leases its office facilities under lease agreements classified as operating leases. Future minimum lease payments under such noncancelable operating leases are summarized as follows at December 31, 1996:


Year ending December 31:
  1997                                                         $  138,548
  1998                                                            138,548
  1999                                                            138,548
  2000                                                            145,143
  2001                                                            148,440
  Thereafter                                                      185,550
                                                               ----------

Total future minimum lease payments                            $  894,777
                                                               ==========


        Rent expense amounted to $57,000, $60,600 and $114,900 for the years ended December 31, 1994, 1995 and 1996, respectively, and has been included in selling, general and administrative expenses in the accompanying statements of income.

        Revolving Line of Credit - The Company maintains a line of credit arrangement with a domestic lending institution. Under this agreement, the Company has a line of $250,000 without the requirement of a compensating balance. The interest rate varies with the prime rate. The line is personally guaranteed by the shareholders. As of December 31, 1996, the Company did not have any outstanding balance due on the credit line.


7.      CONCENTRATIONS OF CREDIT RISK

        The Company's revenues are generated from credit sales to customers primarily located in California. The Company performs ongoing credit evaluations of its customers and maintains reserves for potential credit lines and generally does not require collateral. The Company maintains reserves for potential credit losses, and such losses have been within
        management's expectations.   The Company's ten largest customers
        represented 68% of total revenues in fiscal 1996, and as a result, the Company has a large proportion of its receivables outstanding with these customers. Accounts receivable to the Company's ten largest customers was $1,966,000 as of December 31, 1996.

        In each of fiscal 1994, 1995 and 1996, the Company had revenues to a major customer, not necessarily the same customer in each period, of approximately $922,000, $1,523,000 and $3,593,000, respectively. Given the significant amount of revenues derived from these customers, the loss of any such customer or the uncollectability of related receivables could have a material adverse effect on the Company's financial condition and results of operations.

COMPUTEC INTERNATIONAL STRATEGIC RESOURCES, INC.

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996 (CONTINUED)
--------------------------------------------------------------------------------

8.      SUBSEQUENT EVENT

        On February 25, 1997, the Board of Directors approved a recapitalization of the Company, whereby the Company will have Class A and Class B common shares. The authorized capital stock will consist of 2,000,000 shares of Class A stock, of which 200,000 shares will be issued and outstanding, and 3,000,000 shares of Class B stock, of which 300,000 will be issued and outstanding.

        On April 29, 1997, the Company entered into an agreement for the merger of the Company with DPRC Acquisition Corp. The initial consideration for the stock is approximately $32,606,000, comprised of $19,563,600 in cash and $13,042,400 in stock. Additional consideration is contingent and will be determined based on predetermined formulas on various dates within the next two years.

                                  EXHIBIT INDEX


              Exhibit No.                Document
              -----------                --------
                  2.1      Agreement and Plan of Merger dated April 29, 1997, by
                           and among Data Processing Resources Corporation, DPRC
                           Acquisition Corp., Computec International Strategic
                           Resources, Inc., Christopher W. Lancashire, Alicia R.
                           Lancashire and Merrill Lynch Trust Company of
                           California, as Trustee of The Lancashire Charitable
                           Remainder Unitrust (without exhibits or schedules
                           attached thereto).

                  2.2 Registration Rights Agreement dated April 29, 1997, by and among Data Processing Resources Corporation,
                           Christopher W. Lancashire and Alicia R. Lancashire.

                  10.1 Employment Agreement dated April 29, 1997, by and between DPRC Acquisition Corp. and Christopher W.
                           Lancashire

                  99.1     Text of Press Release dated April 30, 1997.